5.1  Legal Opinion and Consent

                                   LAW OFFICES
                             RICHARD P. GREENE, P.A.
                             INTERNATIONAL BUILDING
                           2455 EAST SUNRISE BOULEVARD
                                    SUITE 905
                         FORT LAUDERDALE, FLORIDA 33304
                                     ------
                            TELEPHONE: (954) 564-6616
                               FAX: (954) 561-0997

                                  March 7, 2002

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re: Cormax Business Solutions, Inc.

Gentlemen:

     This opinion is given in connection with the registration with the
Securities and Exchange Commission of 30,000,000 shares of common stock granted by Cormax Business Solutions, Inc. (the "Company"). The 30,000,000 shares being registered are underlying options that have been granted pursuant to an Employee
Stock Option Plan. The Shares are being registered pursuant to a requirement of
Section 5 of the Securities Act of 1933, as amended (the "Act") pursuant to a
Registration Statement filed with the Washington, D.C. Office of the United
States Securities and Exchange Commission (the "Registration Statement").

     We have acted as counsel to the Company only in connection with the review of the Form S-8 Registration Statement pursuant to which the Shares were registered, in so acting, have examined the originals and copies of corporate instruments, certificates and other documents of the Company and interviewed representatives of the Company to the extent we deemed it necessary, in order to form the basis for the opinion hereinafter set forth.

     In such examination we have assumed the genuineness of all signatures and authenticity of all documents submitted to me as certified or photostatic copies. As to all questions of fact material to this opinion which have not been independently established, we have relied upon statements or certificates of officers or representatives of the Company.

     The 30,000,000 shares of Common Stock are being registered and will be distributed pursuant to the Registration Statement upon the exercise of
30,000,000 options granted by the Company. The shares of Common Stock are now authorized but unissued.

     Based upon the foregoing, we are of the opinion that:

     1.  The Options of the Company registered  with the Securities and Exchange
Commission, having been issued and sold pursuant to the Registration Statement, are fully paid and non-assessable and there will be no personal liability to the owners thereof.

     2.  The Shares of the Company registered with the Securities and Exchange
Commission, when issued as a result of the exercise of the options previously granted, will be fully paid and non-assessable and there will be no personal liability to the owners thereof.

     This law firm hereby consents to the use of this opinion in connection with the Company's Registration Statement and the inclusion of this opinion as an
Exhibit thereto.

                                                     Very truly yours,

                                                     RICHARD P. GREENE, P.A.

                                                     Richard P. Greene
                                                     For the Firm

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